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For Immediate Release

GILEAD SCIENCES RECEIVES SUBPOENA FROM U.S. DEPARTMENT OF JUSTICE

Foster City, CA, June 10, 2011 – Gilead Sciences, Inc. (Nasdaq: GILD) today announced that it has received a subpoena from the United States Attorney’s Office for the Northern District of California requesting documents related to the manufacture, and related quality and distribution practices, of Atripla®, Emtriva®, Hepsera®, Letairis®, Truvada®, Viread® and our investigational fixed-dose combination of Truvada and EdurantTM.  Gilead is cooperating in this civil and criminal investigation.

About Gilead Sciences
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Asia Pacific.

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Emtriva, Hepsera, Letairis, Truvada and Viread are registered trademarks of Gilead Sciences, Inc.
Atripla is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.
Edurant is a trademark of Tibotec Pharmaceuticals

For more information on Gilead Sciences, please visit the company’s website at
www.gilead.com or call Gilead Public Affairs at 1-800-GILEAD-5 or 1-650-574-3000.